Exhibit 99.B(d)(74)

Schedule A

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Los Angeles Capital Management and Equity Research, Inc.

Dated December 18, 2006, as amended September 18, 2008 and June       , 2009

SEI Institutional Managed Trust

Small Cap Fund

Tax-Managed Small Cap Fund

Small/Mid Cap Diversified Alpha Fund

Small Cap Growth Fund

Agreed and Accepted:

SEI Investments Management Corporation	Los Angeles Capital Management and Equity Research, Inc.

By:	By:

Name:	Name:

Title:	Title:

Schedule B

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Los Angeles Capital Management and Equity Research, Inc.

Dated December 18, 2006, as amended September 18, 2008, March 27, 2009 and June       , 2009

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional Managed Trust

Small Cap Fund	x.xx	%
Tax-Managed Small Cap Fund	x.xx	%
Small/Mid Cap Diversified Alpha Fund	x.xx	%
Small Cap Growth Fund	x.xx	%

Agreed and Accepted:

SEI Investments Management Corporation	Los Angeles Capital Management and Equity Research, Inc.

By:	By:

Name:	Name:

Title:	Title: